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                                                                 Exhibit 10.14

                                                 April 17, 1997

Med-Emerg International
2550 Argentia Road, Suite 205
Mississauga, Ontario
Canada

Attention: Carl Pahapill, President

                          Re: Need for Additional Capital

Gentlemen:

      In order to help alleviate the Company's capital needs, the undersigned hereby extends Med-Emerg International Inc. a line of credit in the aggregate amount of $500,000. In the event that the Company chooses to draw on its line of credit, any borrowings made pursuant to the line of credit shall bear interest at 2% above the prime rate as reported in the Wall Street Journal. In addition, any draws pursuant to such line shall be memorialized by a formal promissory note in my favor. Please note that a condition of such line of credit is that the Company may not draw on such line for the purposes of paying any officer or director. In addition, in the event that the Company desires to utilize any proceeds from such line, for the purposes of consummating any acquisition of stock or assets, the Company shall first obtain the consent of the undersigned.


                                                 Sincerely,

                                                 /s/ Robert M. Rubin
                                                 ------------------------------
                                                 Robert M. Rubin


AGREED AND ACCEPTED

MED-EMERG INTERNATIONAL INC.


By: /s/ Carl Pahapill
    ------------------------------
    Carl Pahapill, President